EXHIBIT 16.1

May 10, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C 20549

Ladies and Gentlemen:

We have read and agree with the comments in Item 4.lit.(a) of Form 8-K of Coherent, Inc. dated May 10, 2004.

/S/ ERNST & YOUNG AG WIRTSCHAFTSPRÜFUNGSGESELLSCHAFT
Ernst & Young AG Wirtschaftsprüfungsgesellschaft